Exhibit 99.1

NEWS RELEASE

Golden Queen COMPLETES C$16.1 mILLION bought deal financing

Vancouver, British Columbia, July 25, 2016 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) announces that it has closed its previously announced bought deal offering of units of the Company. Pursuant to the offering a total of 11,120,000 units of Golden Queen were sold at a price of C$1.45 per unit, for aggregate gross proceeds of C$16,124,000. The offering was made through a syndicate of investment dealers led by Cormark Securities Inc. and including M Partners Inc. (the “Underwriters”). The units sold include 1,450,000 units pursuant to the exercise, in full, of the over-allotment option that was granted to the Underwriters. Each unit consists of one common share of the Company and one half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one additional common share of the Company at a price of C$2.00 per share until July 25, 2019.

The warrants will be listed on the Toronto Stock Exchange under the symbol “GQM.WT” and will commence trading today.

The Company plans to use the net proceeds from the sale of the units for partial repayment of the Company’s loans that are due in December of 2016 and for general corporate purposes.

The units were offered and issued under the offering in Canada by way of a prospectus supplement (the “Prospectus”) filed on July 18, 2016 to accompany the previously filed short form base shelf prospectus of the Company, in British Columbia, Alberta and Ontario. A copy of the Prospectus relating to the Offering in Canada will be available on SEDAR at www.sedar.com.

The units were offered and issued under the offering in the United States by way of a Form S-3 registration statement, and a base prospectus and a final prospectus supplement filed on July 18, 2016 with the United States Securities and Exchange Commission (the “SEC”). These documents are available on EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any agent or any dealer participating in the offering will arrange to send you the base prospectus and the final prospectus supplement or you may request it from Cormark Securities Inc. at ecm@cormark.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities referenced herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Offers and sales in the United States were only made to persons which qualified as “institutional investors” under the laws and regulations of their state of domicile.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature forward-looking statements involve assumptions and known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions and other forward-looking statements will not occur. Some of the assumptions made by Golden Queen, upon which such forward-looking statements are based, include but are not limited to, the use of proceeds from the Offering, the ability of the Company to pay or extend future debt obligations as they become due, the Company’s intentions regarding production at its mining project and the results of operations at such project. A number of factors could cause actual results to differ materially from the those expressed or implied by the forward-looking statements, including, but not limited to, unexpected changes in the financial markets (including in the trading price of the securities of Golden Queen) unexpected regulatory issues, and changes in the general economic and business conditions pertaining to one or more of Golden Queen and its subsidiaries. Should any risks or uncertainties that face Golden Queen and its subsidiaries materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results or achievements could vary materially from those expressed or implied by the forward-looking statements contained in this news release. Additional information on factors that could affect the operations or financial results of Golden Queen and its subsidiaries are included in Golden Queen’s short form base shelf prospectus and supplements thereto, and Golden Queen's annual report on Form 10-K for the year ended December 31, 2015, filed on SEDAR (www.sedar.com) and with the SEC (www.sec.gov). Although Golden Queen believes that the expectations represented by any forward-looking-statements contained herein are reasonable based on the information available to them on the date of this news release, management cannot assure investors that actual results, performance or achievements will be consistent with these forward-looking statements. Any forward-looking statement herein contained is made as of the date of this news release and Golden Queen does not assume any obligation to update or revise them to reflect new information, events or circumstances, except as required by law.